EXHIBIT 10.1
FIRST AMENDMENT
TO LEASE AGREEMENT
(Lawton Oklahoma Correction and Detention Facility)
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of the 27th day of May, 2005, between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Landlord”) and THE GEO GROUP, INC., a Florida corporation, f/k/a Wackenhut Corrections Corporation (“Tenant”).
PRELIMINARY STATEMENTS
     A. Landlord and Tenant entered into that certain Master Agreement to Lease dated April 28, 1998 (the “Master Lease”), which sets forth certain agreements of the parties with respect to the lease of various properties, including the property that is the subject of the Oklahoma Facility Lease (as defined below).
     B. Pursuant to the Master Lease, Landlord and Tenant entered into that certain Lease Agreement dated January 15, 1999 (the “Oklahoma Facility Lease”) whereby Improvements (as defined in the Master Lease) containing 1,500 inmate beds and commonly known as the Lawton, Oklahoma Correction and Detention Facility and located on the land situated in Comanche County, Oklahoma, as more particularly described on Exhibit A attached hereto, together with the Fixtures and Personal Property (as such terms are defined in the Master Lease) described in the Oklahoma Facility Lease (the “Existing Leased Property”), were leased by Landlord to Tenant for an initial term of ten (10) years.
     C. Subsequent to entering into the Oklahoma Facility Lease, the Tenant exercised its right to make a Capital Addition (as defined in the Master Lease) to the Existing Leased Property by constructing, with Tenant’s own funds, an annexed building to the existing Improvements to accommodate an additional 300 inmate beds together with certain Fixtures and Personal Property (as such terms are defined in the Master Lease) located therein or thereon. The annexed building together with the Fixtures therein or thereon are referred to collectively as the “Completed Expansion.” A schedule of the Fixtures included as part of the Completed Expansion is set forth in Exhibit B and a schedule of the Personal Property is set forth on Exhibit C, both attached hereto and made a part hereof. The Existing Leased Property and the Completed Expansion may be referred to herein collectively as the “Leased Property.”
     D. Landlord and Tenant desire to enter into this First Amendment for the purpose of, among other things, amending the Oklahoma Facility Lease to (i) provide for Landlord to purchase and lease back to Tenant the Completed Expansion; (ii) provide for Landlord to advance up to a maximum amount of $23,000,000.00 for the construction of a Capital Addition (as defined in Section 8.01 of the Master Lease) to the Leased Property to accommodate an additional 604 inmate beds and certain other Tenant Improvements to the real property which are necessary to accommodate the increased capacity of the Leased Property (collectively, the “New Expansion”) and to contain certain other Fixtures and Personal Property agreed to by Landlord and Tenant, all as contemplated in Section 8.09(b) of the Master Lease; and (iii) provide for modifications to the Base Rent, Additional Rent and Fixed Term and for other modifications to the Oklahoma Facility Lease as more particularly set forth hereinbelow.

TERMS
     NOW, THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Agreement, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:
     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.
     2. Undefined Terms. All undefined capitalized terms used herein shall have the same meanings as defined in the Master Lease or the Oklahoma Facility Lease, as appropriate.
     3. Purchase and Sale of Completed Expansion. Simultaneously with the execution and delivery of this First Amendment by Landlord and Tenant (the “Effective Date”), Tenant shall deliver to Landlord a bill of sale for the Completed Expansion along with an amended Memorandum of Lease in recordable form and Landlord shall purchase the Completed Expansion for the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the “Completed Expansion Purchase Price”), less the actual out of pocket expenses (as approved by Landlord and Tenant in the closing statement executed of even date herewith) of Landlord and Landlord’s lender incurred in connection with such purchase and this First Amendment including, without limitation, attorneys’ fees incurred by Landlord to purchase the Completed Expansion and amend the Oklahoma Facility Lease and the Memorandum of Lease, perform title examinations, recording and filing fees, mortgage taxes and mortgage certificate fees incurred to amend Landlord’s mortgages, deeds of trust and credit lines affecting the Leased Property, title insurance costs and premiums to amend Landlord’s and Landlord’s lender’s respective title insurance policies to increase the coverage amount to include the Completed Expansion Purchase Price, Landlord’s and lender’s appraisers’ fees, consultants and other professional fees, deed stamps or other transfer taxes to the extent Oklahoma law requires such fees to be paid by the purchaser of property and any other customary costs and expenses incurred by Landlord or lender in connection with the purchase of the Completed Expansion and lease thereof to Tenant. The above payment constitutes full consideration for the sale and purchase of the Completed Expansion, and notwithstanding the provisions of Section 8.05 of the Master Lease, from and after the Effective Date, the Completed Expansion shall be the sole and absolute property of Landlord and Landlord will be entitled to all federal and state income tax benefits associated with the Completed Expansion. Simultaneously with Tenant’s execution and delivery of this Lease Amendment, Tenant shall execute and deliver any and all documents and certifications required by First American Title Insurance Company to amend existing loan and owner’s title insurance policies to include the Completed Expansion Purchase Price.
     4. Lease of Completed Expansion. From and after the Effective Date , Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, in accordance with and subject to the terms and provisions of the Oklahoma Facility Lease (as amended hereby) and the Master Lease, the Completed Expansion. Tenant agrees that the Completed Expansion is hereby leased by Landlord to Tenant in its presently existing “as is, where is” condition “with all faults” (regardless of whether any defects are known or unknown and regardless of whether any defects are latent or patent) and that Landlord does not and shall not make any warranty or representation, expressed or implied, with respect thereto, including any warranty of fitness for a specific purpose.
     5. Amendment to Definitions of Fixtures, Personal Property and Leased Property; Revised Exhibit D. From and after the Effective Date, the descriptions of the Fixtures and Personal Property set forth in Exhibit B and Exhibit C, respectively, of the Oklahoma Facility Lease shall be deemed amended and supplemented to include the additional Fixtures and Personal Property listed on Exhibit B and Exhibit C, respectively, attached to this First Amendment and the definition of Leased Property in the Oklahoma Facility Lease shall be deemed amended and supplemented to include the Completed Expansion. From and after the date hereof, Exhibit D of the Oklahoma Facility Lease is deleted in its entirety and Exhibit D attached to this First Amendment shall be substituted in place thereof.
     6. Base Rent and Additional Rent Adjustment for Completed Expansion. In addition to the Base Rent and Additional Rent due under the Oklahoma Facility Lease for the Existing Leased Property, Tenant shall pay to Landlord during the Fixed Term annual Base Rent for the Completed Expansion from and after the Effective Date at the rate of nine and one-half percent (9.5%) of the Completed Expansion Purchase Price in advance on the first day of each month in accordance with the Completed Expansion Base Rent Schedule attached hereto as
Exhibit E-1. Monthly Base Rent for the Completed Expansion from the Effective Date through the last day of May, 2005 shall be prorated and paid by Tenant concurrently herewith. Notwithstanding the provisions of Section 2.02(c) of the Master Lease to the contrary, the first Lease Year with respect to the Completed Expansion shall commence on the first day of June, 2005 and run for the successive twelve month period thereafter until the partial year adjustment described in Section 10 of this First Amendment whereupon the Lease Years for the Existing Leased Property, the Completed Expansion and the New Expansion shall all be adjusted to thereafter run coterminously. From and after the first day of June, 2006, and on the first day of the first month of each Lease Year for the Completed Expansion thereafter, Tenant shall pay to Landlord Additional Rent (as defined in the Master Lease) under Section 2.02 of the Master Lease for the Completed Expansion based upon the Total Rent applicable to the Completed Expansion and calculated pursuant to Section 2.02(b) of the Master Lease but with respect to the Additional Rent due for the Completed Expansion calculated as if the second Lease Year for the Completed Expansion were the fourth Lease Year of the Fixed Term (i.e. the formula for Additional Rent set forth in Section 2.02(a) of the Master Lease shall not be applicable to the Completed Expansion).
     7. Construction and Financing of Tenant Improvements.
          (a) Tenant shall design and construct the New Expansion in accordance with and subject to the terms of Section 8.09 of the Master Lease, Exhibit F of this First Amendment and all applicable Legal Requirements. Subject to, and in accordance with, the terms and provisions of Exhibit F to this First Amendment, Landlord agrees to advance up to a maximum of $23,000,000.00 (the “Maximum Contribution Amount”) toward the costs incurred by Tenant in connection with the design, permitting and construction of the New Expansion, which Maximum Contribution Amount shall include, without limitation, all Construction Period Interest (as hereinafter defined) accrued on the amounts disbursed from time to time by Landlord. Tenant shall be solely responsible for any and all costs in excess of the Maximum

Contribution Amount which are incurred in connection with the design, permitting and completion of construction of the New Expansion. Interest shall accrue on the amount from time to time disbursed by Landlord under this First Amendment and Exhibit F as part of the Maximum Contribution Amount at the rate of 8% per annum or 200 basis points over Landlord’s borrowing rate, whichever is greater (“Construction Period Interest”) from the date disbursed until the New Expansion Rent Commencement Date occurs. Any and all such Construction Period Interest shall be included in the calculation of the total amount determined hereunder as the Maximum Contribution Amount.
          (b) Landlord shall have no obligation to advance more than the Maximum Contribution Amount towards any costs to design and construct the New Expansion and perform the Expansion Work (as defined in Exhibit F). Landlord may, without any obligation to do so, advance more than $23,000,000 towards the costs to design and construct the New Expansion and perform the Expansion Work and, if Landlord so elects, the Maximum Contribution Amount shall be increased to equal the total amount expended or advanced by Landlord in connection with the design and construction of the New Expansion plus Construction Period Interest as provided in paragraph (a) above. Any and all costs paid by Tenant in excess of the Maximum Contribution Amount in connection with the New Expansion shall not entitle Tenant to any credits or offsets against Base Rent, Additional Rent or any other amounts payable to Landlord under the Oklahoma Facility Lease or the Master Lease, except as expressly set forth below with respect to Construction Period Interest. If Tenant has not utilized the entire Maximum Contribution Amount to be made available by Landlord pursuant to Exhibit F to this First Amendment, by the New Expansion Rent Commencement Date (as defined in Section 9), then the Maximum Contribution Amount shall be decreased to equal the sum actually advanced by Landlord as of the New Expansion Rent Commencement Date plus Construction Period Interest financed by Landlord as provided in paragraph (a) above, and Landlord shall have no further obligation to advance any unexpended balance of the Maximum Contribution Amount thereafter unless otherwise expressly agreed to in writing by Landlord and Tenant.
     8. Lease of New Expansion. From and after the earlier date (the “New Expansion Commencement Date”) to occur of (i) the Substantial Completion of the Expansion Work (as defined in Exhibit F), or (ii) the New Expansion Rent Commencement Date (as defined in Section 9), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, in accordance with and subject to the terms and provisions of the Oklahoma Facility Lease (as amended hereby) and the Master Lease, the New Expansion and the Fixtures therein or thereon. Tenant agrees that the New Expansion is leased by Landlord to Tenant in its then constructed, then existing “as is, where is” condition “with all faults” (regardless of whether any defects are known or unknown and regardless of whether any defects are latent or patent) and that Landlord does not and shall not make any warranty or representation, express or implied, with respect thereto, including any warranty of fitness for a specific purpose. From and after the New Expansion Commencement Date, the term Leased Property shall be deemed amended and supplemented to include the Leased Property and the New Expansion. Notwithstanding the provisions of Section 8.05 of the Master Lease, the New Expansion and the Fixtures therein or thereon shall at all times be the sole and absolute property of Landlord.
     9. Base Rent and Additional Rent Adjustment for New Expansion. Effective as of the earlier date to occur of: (i) sixty (60) days following the date the first inmate is accepted for housing in the New Expansion (“New Expansion Facility Opening Date”) or (ii) subject to the provisions of Section 11 of this First Amendment, December 4, 2006 (the “Outside Date” and the earlier of the dates in (i) and (ii) above are hereinafter referred to as the “New Expansion Rent Commencement Date”), Tenant shall pay annual Base Rent for the New Expansion at the rate of nine and one-half percent (9.5%) of the Maximum Contribution Amount as the Maximum Contribution Amount may be decreased or, in Landlord’s sole discretion, increased pursuant to Section 7 of this First Amendment. Base Rent for the New Expansion shall be payable in advance by Tenant in consecutive monthly installments from the New Expansion Base Rent Commencement Date through and including the expiration of the Fixed Term (as extended pursuant to Section 12 of this First Amendment). Promptly following the New Expansion Rent Commencement Date, Landlord and Tenant agree to promptly execute and deliver to Landlord a Confirmation Agreement in the form attached hereto as Exhibit G which will (a) confirm the date of the Substantial Completion of the Expansion Work, the New Expansion Commencement Date, the New Expansion Rent Commencement, and the new Expiration Date; (b) confirm the final Maximum Contribution Amount after any adjustments thereto pursuant to Section 7 of this First Amendment; (c) contain an Exhibit E-2 to become a part of the Oklahoma Facility Lease and establish the Base Rent Schedule due for the New Expansion; and (d) contain a completed Exhibit B with a schedule of New Expansion Fixtures, and a completed Exhibit C containing a Schedule of New Expansion Personal Property, if any, which exhibits shall become a part of and supplement the respective Exhibit B and Exhibit C of the Oklahoma Facility Lease. Notwithstanding the provisions of Section 2.02(b) of the Master Lease to the contrary, the first Lease Year with respect to the New Expansion shall commence on the first day of the first month following the New Expansion Rent Commencement Date (except if the New Expansion Rent Commencement Date is the first day of the calendar month, in which case the first Lease Year shall commence on the New Expansion Rent Commencement Date) and run for the successive twelve month period thereafter and, in accordance with Section 10 of this First Amendment, the Lease Years with respect to the Existing Leased Property and the Completed Expansion shall thereupon be adjusted to run coterminously with the Lease Years for the New Expansion. From and after the first day of the second Lease Year for the New Expansion and on the first day of each Lease Year for the New Expansion thereafter, Tenant shall pay to Landlord Additional Rent under Section 2.02 of the Master Lease for the New Expansion based upon the Total Rent applicable to the New Expansion and calculated pursuant to Section 2.02(b) of the Master Lease as if the second Lease Year for the New Expansion were the fourth Lease Year of the Fixed Term (i.e. the formula for Additional Rent set forth in Section 2.02(a) of the Master Lease shall not be applicable to the New Expansion).
     10. Adjustment to Additional Rent and Lease Year. From and after the occurrence of the New Expansion Rent Commencement Date, the Lease Years for the Completed Expansion and the Existing Leased Property will be made coterminous with the Lease Years for the New Expansion. In order to accomplish this, Additional Rent (as calculated in accordance with Section 2.02(b) of the Master Lease) for the Completed Expansion and Existing Leased Property will be adjusted on a one-time, partial year basis to reflect any increase in the Consumer Price Index as defined in Section 2.02(d) of the Master Lease, from the date of the most recent Additional Rent determination through the New Expansion Rent Commencement Date. For example, assuming the Completed Expansion is sold to Landlord on May 15, 2005, Base Rent for the Completed Expansion will be subject to its first Additional Rent adjustment on June 1, 2006. The Existing Leased Property will have received its most recent Additional Rent adjustment on February 1, 2006. Assuming the New Expansion Rent Commencement Date begins August 1, 2006, the Base Rent for the Completed Expansion and the Existing Leased Property will have an additional, one-time, partial year Additional Rent adjustment on August 1, 2006 based on increases to the Consumer Price Index from June 1, 2006 through August 1, 2006 and from February 1, 2006 through August 1, 2006, respectively. In the above example, August 1 would be the first day of each Lease Year thereafter and would be the date on which Additional Rent (as calculated in accordance with Section 2.02(b) of the Master Lease) for the entire aggregate Base Rent payable under the Oklahoma Facility Lease would be determined beginning on August 1, 2007 through the Fixed Term expiration on July 31, 2016.
     11. Extension of Outside Date. Notwithstanding anything to the contrary contained herein or in Exhibit F, in the event the New Expansion Facility Opening Date has not occurred by October 4, 2006, due solely to either Force Majeure or Landlord Delay (as such terms are defined in Exhibit F), then Tenant may elect to extend the Outside Date one day for each day of actual delay in the New Expansion Facility Opening Date caused solely by such Force Majeure or Landlord Delay, provided that if the delay is due to Force Majeure, the Outside Date may only be extended up to a maximum extended period of sixty (60) additional days. Tenant shall first provide Landlord with written notice of the exercise by Tenant of its right to extend the Outside Date pursuant to this Section 11, which such notice must be furnished to Landlord at least fifteen (15) business days prior to the originally scheduled Outside Date. Any delay caused solely by a Landlord Delay shall not be included in the above 60-day limitation on the Outside Date extension.
     12. Amendment of Term. Effective as of the New Expansion Rent Commencement Date, the Fixed Term set forth in Section 1.02 of the Oklahoma Facility Lease shall be extended for an additional period of one hundred twenty (120) months from the first day of the calendar month (the “Additional Term Trigger Date”) immediately following the month in which the New Expansion Rent Commencement Date occurs and the term “Expiration Date” shall thereafter mean midnight on the last day of the one hundred twentieth (120th) month following the Additional Term Trigger Date. Tenant shall continue to have all of its renewal rights set forth in Section 1.02 of the Oklahoma Facility Lease from and after the Expiration Date set forth in this Section 12.
     13. Insurance Certificates. Simultaneously with Tenant’s execution and delivery of this First Amendment, Tenant shall deliver to Landlord insurance certificates or policies, or endorsements to existing insurance policies, evidencing that all coverages required under Article IV of the Master Lease are in effect with respect to the Leased Property, including without limitation, the Completed Expansion.
     14. State of Oklahoma Purchase Option; Tenant Indemnification. Landlord and Tenant hereby acknowledge and agree that the State of Oklahoma (the “State”) has an option to purchase the Leased Property at the beginning of each fiscal year at a predetermined price (the “State of Oklahoma Purchase Option”), which price has been negotiated and specified in Section 2.3 of the facility operating agreement dated July 1, 2003 by and between Tenant and the State of Oklahoma (the “Facility Operating Agreement”), the terms of which Section 2.3 are stated in Exhibit H attached hereto. Tenant shall not amend, modify, cancel, delete or terminate the provisions for determining the purchase price of the State of Oklahoma Purchase Price in

Section 2.3 of the Facility Operating Agreement without Landlord’s prior written consent in Landlord’s sole and unfettered discretion.
     15. Estoppel. Tenant hereby acknowledges that, to its knowledge, (i) Landlord has no undischarged obligations under the Lease to perform any work or improvements to the Leased Property, or, to Tenant’s actual knowledge, otherwise; (ii) there are no offsets or defenses that Tenant has against the full enforcement of the Oklahoma Facility Lease or the Master Lease by Landlord; (iii) neither Landlord nor Tenant is in any respect in default under the Oklahoma Facility Lease, the Master Lease or the Facility Operating Agreement; and (iv) Tenant has not assigned, transferred or hypothecated the Oklahoma Facility Lease or the Master Lease or any interest therein or in the Completed Expansion.
     16. Representations and Warranties of Tenant. Tenant hereby represents and warrants to Landlord as of the date of the Effective Date as follows:
          (a) This First Amendment has been duly authorized, executed and delivered by Tenant and all consents required under Tenant’s organizational documents or by law have been obtained. All documents that are to be executed by Tenant and delivered to Landlord on the Effective Date have been, or on the Effective Date will be, duly executed, authorized and delivered by Tenant. This First Amendment and all such documents are, and on the Effective Date will be, legal, valid and binding obligations of Tenant, enforceable in accordance with their terms and do not violate any provisions of any agreement or judicial or administrative order to which Tenant is a party or to which Tenant or the Leased Property (or any portion thereof) is subject.
          (b) There are no actions, suits or proceedings (including arbitration proceedings) pending or to the best of Tenant’s knowledge, threatened against Tenant which could have a material adverse effect on any portion of the Leased Property, Tenant’s interest therein, or Tenant’s ability to perform its obligations hereunder, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.
          (c) The Leased Property complies with all zoning, building, environmental, ecology, health and public safety, subdivision, land sales or similar law, rule, ordinance or regulation, pertaining to the Leased Property or any portion thereof. No consent or approval is required from any governmental agency for Landlord to own or operate the Leased Property, or any tenant to occupy the Leased Property, as the same is currently operated and used. No governmental, fire, life safety or other inspection is required in connection with the transfer and no new certificates of occupancy are required to be issued in connection with the transfer of the Completed Expansion.
          (d) The Completed Expansion was constructed in compliance with and does not violate any of the easements, rights, restrictions, covenants and other agreements of record affecting the Leased Property and Tenant hereby acknowledges that Tenant has received a copy of all such recorded easements, rights, restrictions, covenants and other agreements.

          (e) There are no leases, licenses, occupancy or related agreements or tenancies affecting the Leased Property except the Facility Operating Agreement. The Facility Operating Agreement is in full force and effect according to the terms set forth therein and, has not been modified, amended or altered except as previously disclosed in writing to Landlord and, to the best of Tenant’s knowledge, there are no defaults by either party under the Facility Operating Agreement.
          (f) No material licenses, permits and/or other approvals required for the ownership of the existing use and operation of the Leased Property or any portion thereof, have been terminated, suspended or otherwise are not in full force and effect.
          (g) Tenant has not received any notice that it is in default under any of the covenants, easements or restrictions affecting or encumbering the Leased Property or any constituent or portion thereof.
          (h) Except as disclosed in the Mactec Phase I Report of Phase I Environmental Site Assessment – Building 3, dated April 13, 2005 and previously delivered by Tenant to Landlord, Tenant has not generated, stored or disposed of any oil, petroleum products, or “Hazardous Materials”, as defined under Oklahoma or United States laws or regulations, (collectively, “Hazardous Materials”) at the Leased Property and Tenant has no actual knowledge of any previous or present generation, storage, disposal or existence thereof, except for de minimis amounts of materials such as cleaning supplies typically found at properties similar to the Leased Property. Tenant has not entered into any consent decree or administrative order for any alleged violation of laws relating to so called Hazardous Materials; (ii) Tenant has not received any written request for information or a demand letter from any party with respect to a violation of laws pertaining to Hazardous Materials; and (iii) to the best of Tenant’s knowledge and belief, no Tenant or occupant of the Leased Property has generated, stored or disposed of any Hazardous Materials at the Leased Property or transported any Hazardous Materials off site from the Leased Property except in accordance with applicable law. No portion of the Leased Property contains lead based paint or lead plaster, asbestos or urea foam formaldehyde insulation.
          (i) Except for the State of Oklahoma Purchase Option, Tenant has not entered into any other contracts for the sale of the Leased Property or any constituent or portion thereof. No lease or other agreement affecting the Leased Property contains any rights of first refusal or options to purchase the Leased Property or any portion thereof or any other rights of others that might prevent the consummation of this Agreement.
          (j) Tenant owns the Leased Property free and clear of all liens and encumbrances.
          (k) No portion of the income from the Leased Property is derived from other than “rent from real property” as that term is defined in the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.
     All representations and warranties contained herein are material and shall survive the Effective Date.

     17. Representations and Warranties of Landlord. Landlord hereby represents and warrants to Tenant as of the date of the Effective Date as follows:
          (a) This First Amendment has been duly authorized, executed and delivered by Landlord and all consents required under Landlord’s organizational documents or by law have been obtained. All documents that are to be executed by Landlord and delivered to Tenant on the Effective Date have been, or on the Effective Date will be, duly executed, authorized and delivered by Landlord. This First Amendment and all such documents are, and on the Effective Date will be, legal, valid and binding obligations of Landlord, enforceable in accordance with their terms and do not violate any provisions of any agreement or judicial or administrative order to which Landlord is a party or to which Landlord or the Leased Property (or any portion thereof) is subject.
          (b) There are no actions, suits or proceedings (including arbitration proceedings) pending or to the best of Landlord’s knowledge, threatened against Landlord which could have a material adverse effect on any portion of the Leased Property, Landlord’s interest therein, or Landlord’s ability to perform its obligations hereunder, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.
     All representations and warranties contained herein are material and shall survive the Effective Date.
     18. Brokers. Landlord and Tenant each represent and warrant one to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this First Amendment. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt on Tenant’s behalf. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt in connection with this First Amendment.
     19. No Partnership or Joint Venture. Nothing contained in the Master Lease, the Oklahoma Facility Lease or this First Amendment, and no approval of Landlord to any Construction Documents or the Design/Build Contract or any related documents (as such terms are defined in Exhibit F) shall constitute or be construed to be or create a partnership or joint venture between Landlord and Tenant or their respective successors or assigns.
     20. Ratification of Oklahoma Facility Lease and Master Lease. Unless expressly modified herein, all terms and conditions of the Oklahoma Facility Lease and the Master Lease are hereby ratified and reaffirmed in their entirety.
     21. Lease in Full Force and Effect. Landlord and Tenant each represents, warrants and acknowledges that the Oklahoma Facility Lease and the Master Lease are unmodified, other than pursuant to the terms of this First Amendment, and in full force and effect as modified herein; that all Rent has been paid through the date hereof; that as of the date hereof to Landlord’s and Tenant’s actual knowledge, as of the date hereof, neither party is in default in the performance of any covenant, agreement or condition contained in the Master Lease and the Oklahoma Facility Lease, as amended hereby.
     22. Governing Law; Interpretation and Partial Invalidity. This First Amendment shall be governed and construed in accordance with the laws of the State of Oklahoma. If any term of this First Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this First Amendment. This First Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this First Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
     23. Counterparts and Authority. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this First Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this First Amendment.
[Intentionally short page; signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above.

Executed in the Presence of:	“TENANT”

THE GEO GROUP, INC.

Signature
By:

John G. O’Rourke, Senior Vice President

Print Name

Signature

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Executed in the Presence of:	“LANDLORD”

CPT OPERATING PARTNERSHIP L.P.

Signature	By:	Correctional Properties Trust,
its general partner

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By:

Charles R. Jones
Title:

Signature

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H-11